SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
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          (Exact name of registrant as specified in its charter)

                DELAWARE                                 36-3145972
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(State of incorporation or organization)      (IRS Employer Identification No.)

    1585 Broadway, New York, New York                       10036
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(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration    If this Form relates to the
of a class of debt securities and is        registration of a class
effective upon filing pursuant to General   of debt securities and is
Instruction A(c)(1) please check the        to become effective
following box. [ ]                          simultaneously with the
                                            effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
---------------------------------           -----------------------------------

Medium-Term Notes, Series C (1.5%           THE NEW YORK STOCK EXCHANGE
Senior Fixed Rate
Notes) Due July 31, 2003


Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
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                             (Title of Class)



Item 1. Description of the Registrant's Securities to be
        Registered.

        The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C (1.5% Senior Fixed Rate Notes) Due July 31,
2003" (the "GE Exchangeable Notes"). A description of the GE Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of the Registrant on Form S-3 (Registration No. 333-27919), as amended, (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated June 2, 1997 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the GE Exchangeable Notes contained in the pricing supplement to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the GE Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.

        The following documents are filed as exhibits hereto:

        4.1 Proposed form of Global Note evidencing the GE Exchangeable Notes.


                                          SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                     (Registrant)


Date: July 3, 1997                 By: /s/ Ralph L. Pellecchio
                                       ---------------------------------------
                                       Name:  Ralph L. Pellecchio
                                       Title: Assistant Secretary



                               INDEX TO EXHIBITS


Exhibit No.                                                         Page No.
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4.1 Form of Global Note evidencing the GE Exchangeable Note           A-1